Exhibit 99.2

Momentive Announces Third Quarter 2022 Financial Results

SAN MATEO, Calif. — November 3, 2022 — Momentive (NASDAQ: MNTV), the maker of SurveyMonkey and GetFeedback, today reported third quarter results for the period ended September 30, 2022.

“In the third quarter, we remained focused on our long-term revenue growth and profitability targets while navigating an increasingly challenging macroeconomic environment,” said Zander Lurie, chief executive officer of Momentive. “We delivered 7.6% non-GAAP operating margin in Q3, exceeding our prior guidance range, and we now expect to drive approximately 15% non-GAAP operating margin in Q4. By reinvigorating our self-serve channel, expanding our existing customer relationships, and streamlining our go-to-market motion, we expect to drive continued operating leverage in 2023 and deliver Rule of 40 financial performance over time.”

Q3 2022 Financial Highlights

•
Total revenue was $121.4 million, an increase of 6% year-over-year.
•
Sales-assisted channel revenue was $46.7 million, an increase of 24% year-over-year. Sales-assisted channel revenue accounted for approximately 39% of total revenue, up from approximately 33% in Q3 2021. We ended the quarter with approximately 15,400 sales-assisted channel customers, up 46% from approximately 10,500 in Q3 2021.
•
Self-serve channel revenue was $74.6 million, a decrease of 3% year-over-year.
•
Deferred revenue was $213.5 million, an increase of 8% year-over-year. Remaining performance obligations were $244.5 million, an increase of 10% year-over-year.
•
Paying users totaled approximately 897,500, an increase of 2% from approximately 877,100 in Q3 2021. Approximately 92% of our paying users were on annual plans.
•
Average revenue per user was approximately $533, up 2% from approximately $524 in Q3 2021.
•
GAAP gross margin was 82.5% and non-GAAP gross margin was 84.1%.
•
GAAP operating margin was negative 13.4% and non-GAAP operating margin was 7.6%.
•
GAAP net loss was $20.3 million and GAAP diluted net loss per share was $0.14. Non-GAAP net income was $5.4 million and non-GAAP diluted net income per share was $0.04.
•
Net cash provided by operating activities was $1.9 million and free cash flow was $0.2 million.
•
Cash and cash equivalents totaled $193.1 million and total debt was $185.3 million for net cash of $7.8 million as of September 30, 2022.

Stock Repurchase Program Update

On February 28, 2022, Momentive announced its board of directors had authorized a stock repurchase program to repurchase up to $200 million of the company’s common stock in the open market or in privately negotiated transactions (through 10b5-1 trading plans or otherwise). From the announcement of the plan through September 30, 2022, Momentive repurchased approximately 6.6 million shares of common stock for approximately $83.5 million. As of September 30, 2022, the Company’s remaining share repurchase authorization was approximately $116.5 million.

Restructuring Plan

As announced in a Form 8-K filed with the Securities and Exchange commission on October 13, 2022, on October 10, 2022, Momentive committed to a plan designed to improve operating margin and create efficiencies in our go-to-market motion and in other areas throughout the Company (the “Restructuring Plan”). The Restructuring Plan involves a reduction of the Company’s workforce by approximately 11%.

We estimate that we will incur approximately $4.0 to $5.0 million in charges in connection with the Restructuring Plan, consisting of cash expenditures for employee severance, employee benefits, and related facilitation costs. We expect that the majority of these costs will be incurred and paid during the fourth quarter of 2022 and that execution of the Restructuring Plan, including cash payments, will be substantially complete by the end of fiscal 2022.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process into the first quarter of 2023 or beyond in certain countries. The charges that we expect to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Financial Outlook

For the fourth quarter and full year of 2022, Momentive currently expects the following:

	Q4 2022	FY 2022
Revenue	$120 million - $122 million	$479 million - $481 million
Non-GAAP operating margin	14% to 16%	Approximately 7%
Free cash flow (includes impact of one-time transaction-related and restructuring expenses)	NA	$(10) million - $(5) million

The full-year 2022 free cash flow guidance range includes the impact of approximately $33 million in one-time transaction-related and restructuring expenses - a portion of which were accrued as expenses in Q4 2021, but will result in cash outflows in 2022.

For the fourth quarter of 2022, the company expects basic and diluted weighted average shares outstanding to be approximately 148 million. For the full year 2022, the company expects basic weighted average shares outstanding to be approximately 148 million and diluted weighted average shares outstanding to be approximately 149 million. The basic and diluted weighted average shares outstanding for the fourth quarter of 2022 and full year 2022 do not include any forecasts for share repurchases after September 30, 2022. For a detailed explanation of the company’s non-GAAP measures, please refer to the appendix section of this press release.

For more information on the company’s third quarter 2022 financial results, please visit the Momentive investor relations website at investor.momentive.ai.

Conference Call Information

Momentive senior management will host a conference call today to discuss the company’s third quarter 2022 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (844) 200-6205 or (646) 904-5544 (ID: 294113). An archived webcast of the conference call will be accessible on Momentive’s Investor Relations page, investor.momentive.ai. A telephonic replay of the conference call will be available until Thursday November 10, 2022, and can be accessed by dialing (866) 813-9403 or (929) 458-6194 and entering the passcode 098233.

About Momentive
Momentive (NASDAQ: MNTV), maker of SurveyMonkey, collects and analyzes human sentiment at scale. Momentive products, including SurveyMonkey and Momentive brand and market insights solutions, equip decision-makers at 345,000 organizations worldwide with the insights they need to make decisions with speed and confidence. Millions of users rely on Momentive to fuel market insights, brand insights, employee experience, customer experience, and product experience. Ultimately, the company’s vision is to broaden the world’s perspective to shape the future of business. Learn more at momentive.ai.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@momentive.ai

Media Contact:

Katie Miserany

pr@momentive.ai

Source: Momentive Global Inc.

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$193,096	$305,525
Accounts receivable, net	30,869	32,489
Deferred commissions, current	9,483	7,945
Prepaid expenses and other current assets	11,886	11,363
Total current assets	245,334	357,322
Property and equipment, net	1,457	5,442
Operating lease right-of-use assets	33,561	52,232
Capitalized internal-use software, net	29,326	28,158
Acquisition intangible assets, net	5,661	10,773
Goodwill	454,841	463,736
Deferred commissions, non-current	14,629	13,200
Other assets	8,336	9,061
Total assets	$793,145	$939,924
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,156	$7,204
Accrued expenses and other current liabilities	21,529	30,725
Accrued compensation	40,336	45,873
Deferred revenue, current	212,880	200,658
Operating lease liabilities, current	7,951	9,587
Debt, current	1,900	1,900
Total current liabilities	295,752	295,947
Deferred revenue, non-current	669	1,165
Deferred tax liabilities	6,190	5,701
Debt, non-current	183,391	209,816
Operating lease liabilities, non-current	41,536	66,938
Other non-current liabilities	5,225	5,883
Total liabilities	532,763	585,450
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	2
Additional paid-in capital	971,779	971,604
Accumulated other comprehensive income (loss)	(7,594)	414
Accumulated deficit	(703,804)	(617,546)
Total stockholders’ equity	260,382	354,474
Total liabilities and stockholders’ equity	$793,145	$939,924

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenue	$121,375	$114,754	$358,524	$326,444
Cost of revenue (1)(2)(3)	21,256	22,161	66,650	64,621
Gross profit	100,119	92,593	291,874	261,823
Operating expenses:
Research and development (1)(3)	35,074	33,671	107,420	100,879
Sales and marketing (1)(2)(3)	54,976	54,118	175,910	162,179
General and administrative (1)(3)	25,929	24,466	83,383	71,958
Restructuring (1)(2)	422	—	1,982	—
Total operating expenses	116,401	112,255	368,695	335,016
Loss from operations	(16,282)	(19,662)	(76,821)	(73,193)
Interest expense	3,092	2,337	7,696	6,940
Other non-operating expense, net	685	543	614	739
Loss before income taxes	(20,059)	(22,542)	(85,131)	(80,872)
Provision for income taxes	271	361	1,127	915
Net loss	$(20,330)	$(22,903)	$(86,258)	$(81,787)
Net loss per share, basic and diluted	$(0.14)	$(0.15)	$(0.58)	$(0.56)
Weighted-average shares used in computing basic and diluted net loss per share	146,953	147,877	148,620	146,270

(1) Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$1,580	$1,639	$4,613	$4,701
Research and development	8,770	10,081	26,117	29,891
Sales and marketing	5,874	5,672	18,297	17,864
General and administrative	8,087	7,202	24,367	21,310
Restructuring	—	—	2,761	—
Stock-based compensation, net of amounts capitalized	$24,311	$24,594	$76,155	$73,766

(2) Includes amortization of acquisition intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$328	$1,465	$2,234	$4,432
Sales and marketing	459	1,035	2,546	3,285
Restructuring	135	—	315	—
Amortization of acquisition intangible assets	$922	$2,500	$5,095	$7,717

(3) Includes acquisition-related transaction costs of $0.6 million in cost of revenue, $3.4 million in research and development, $3.1 million in sales and marketing, and $4.8 million in general and administrative expenses for the nine months ended September 30, 2022.

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(86,258)	$(81,787)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,094	32,349
Non-cash leases expense	8,510	9,824
Gain on lease modification	(6,370)	—
Stock-based compensation expense, net of amounts capitalized	76,155	73,766
Deferred income taxes	489	293
Bad debt expense	2,273	898
Impairment of property and equipment	1,411	—
Unrealized foreign currency (gains) losses, net and other	2,821	1,048
Changes in assets and liabilities:
Accounts receivable	(1,897)	(2,654)
Prepaid expenses and other assets	(12,326)	(9,872)
Accounts payable and accrued liabilities	(4,077)	13,585
Accrued compensation	(4,711)	7,089
Deferred revenue	11,709	27,013
Operating lease liabilities	(10,172)	(11,244)
Net cash provided by operating activities	651	60,308
Cash flows from investing activities
Purchases of property and equipment	(449)	(387)
Capitalized internal-use software	(6,679)	(6,450)
Proceeds from sale of property and equipment	—	85
Net cash used in investing activities	(7,128)	(6,752)
Cash flows from financing activities
Proceeds from stock option exercises	2,827	21,334
Proceeds from employee stock purchase plan	2,751	3,873
Payments to repurchase common stock	(83,487)	—
Repayment of debt	(26,650)	(1,650)
Net cash provided by (used in) financing activities	(104,559)	23,557
Effect of exchange rate changes on cash	(1,493)	(293)
Net increase (decrease) in cash, cash equivalents and restricted cash	(112,529)	76,820
Cash, cash equivalents and restricted cash at beginning of period	306,121	224,614
Cash, cash equivalents and restricted cash at end of period	$193,592	$301,434
Supplemental cash flow data:
Interest paid for term debt	$7,116	$6,416
Income taxes paid	$564	$732
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$1,928	$1,666
Lease liabilities arising from obtaining right-of-use assets, net of terminations and modifications	$(13,620)	$2,676

MOMENTIVE GLOBAL INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended
(in thousands)	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Self-serve revenue	$74,629	$76,055	$75,803	$77,389	$77,134	$75,462	$71,112
Sales-assisted revenue	46,746	44,108	41,183	39,953	37,620	33,930	31,186
Revenue	$121,375	$120,163	$116,986	$117,342	$114,754	$109,392	$102,298

Self-serve revenues are generated from products purchased independently through our website.

Sales-assisted revenues are generated from products sold to organizations through our sales team.

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021	2022	2021
GAAP Loss from operations	$(16,282)	$(19,662)	$(76,821)	$(73,193)
GAAP Operating margin	(13)%	(17)%	(21)%	(22)%
Stock-based compensation, net	24,311	24,594	76,155	73,766
Amortization of acquisition intangible assets	922	2,500	5,095	7,717
Acquisition-related transaction costs	—	—	11,900	—
Restructuring	287	—	(1,094)	—
Non-GAAP Income from operations	$9,238	$7,432	$15,235	$8,290
Non-GAAP Operating margin	8%	6%	4%	3%

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
GAAP Net Loss	$(20,330)	$(22,903)	$(86,258)	$(81,787)
GAAP Net Loss per diluted share	$(0.14)	$(0.15)	$(0.58)	$(0.56)
Weighted-average shares used to compute GAAP net loss per diluted share	146,953	147,877	148,620	146,270

Stock-based compensation, net	24,311	24,594	76,155	73,766
Amortization of acquisition intangible assets	922	2,500	5,095	7,717
Acquisition-related transaction costs	—	—	11,900	—
Restructuring	287	—	(1,094)	—
Income tax effect on Non-GAAP adjustments (2)	198	96	593	509

Non-GAAP Net Income	$5,388	$4,287	$6,391	$205
Non-GAAP Net Income per diluted share	$0.04	$0.03	$0.04	$—
Weighted-average shares used to compute Non-GAAP net income per diluted share	147,002	151,558	148,927	150,855

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) Due to the full valuation allowance on our US deferred tax assets, there was no tax effects associated with the Non-GAAP adjustment for acquisition-related transaction costs and restructuring costs. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets and stock-based compensation, net.

Calculation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$1,901	$16,747	$651	$60,308
Purchases of property and equipment	—	(65)	(449)	(387)
Capitalized internal-use software	(1,724)	(2,032)	(6,679)	(6,450)
Free cash flow	$177	$14,650	$(6,477)	$53,471

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021	2022	2021
GAAP Gross profit	$100,119	$92,593	$291,874	$261,823
GAAP Gross margin	82%	81%	81%	80%
Stock-based compensation, net	1,580	1,639	4,613	4,701
Amortization of acquisition intangible assets	328	1,465	2,234	4,432
Acquisition-related transaction costs	—	—	638	—
Non-GAAP Gross profit	$102,027	$95,697	$299,359	$270,956
Non-GAAP Gross margin	84%	83%	83%	83%

GAAP Research and development	$35,074	$33,671	$107,420	$100,879
GAAP Research and development margin	29%	29%	30%	31%
Stock-based compensation, net	8,770	10,081	26,117	29,891
Acquisition-related transaction costs	—	—	3,363	—
Non-GAAP Research and development	$26,304	$23,590	$77,940	$70,988
Non-GAAP Research and development margin	22%	21%	22%	22%

GAAP Sales and marketing	$54,976	$54,118	$175,910	$162,179
GAAP Sales and marketing margin	45%	47%	49%	50%
Stock-based compensation, net	5,874	5,672	18,297	17,864
Amortization of acquisition intangible assets	459	1,035	2,546	3,285
Acquisition-related transaction costs	—	—	3,090	—
Non-GAAP Sales and marketing	$48,643	$47,411	$151,977	$141,030
Non-GAAP Sales and marketing margin	40%	41%	42%	43%

GAAP General and administrative	$25,929	$24,466	$83,383	$71,958
GAAP General and administrative margin	21%	21%	23%	22%
Stock-based compensation, net	8,087	7,202	24,367	21,310
Acquisition-related transaction costs	—	—	4,809	—
Non-GAAP General and administrative	$17,842	$17,264	$54,207	$50,648
Non-GAAP General and administrative margin	15%	15%	15%	16%

GAAP Restructuring	$422	$—	$1,982	$—
GAAP Restructuring margin	0%	0%	1%	0%
Stock-based compensation, net	—	—	2,761	—
Amortization of acquisition intangible assets	135	—	315	—
Other restructuring costs	287	—	(1,094)	—
Non-GAAP Restructuring	$—	$—	$—	$—
Non-GAAP Restructuring margin	0%	0%	0%	0%

(1) Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

MOMENTIVE GLOBAL INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, Non-GAAP restructuring, Non-GAAP restructuring margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however, a limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets, acquisition-related transaction costs, and restructuring. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, acquisition-related transaction costs, restructuring, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

Non-GAAP restructuring, Non-GAAP restructuring margin: We define Non-GAAP restructuring as GAAP Restructuring excluding stock-based compensation, net, amortization of acquisition intangible assets, and other restructuring costs. Non-GAAP Restructuring margin is defined as Non-GAAP Restructuring divided by revenue.

Free cash flow: We define free cash flow as GAAP net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by or used in operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•
Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
•
Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods.
•
Acquisition-related transaction costs: We incur transaction costs on a GAAP basis resulting from our acquisitions, including our terminated acquisition by Zendesk. These costs relate to advisory, legal and accounting services, and retention payments to certain employees. Acquisition-related transaction costs is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new acquisitions.
•
Restructuring: Restructuring expenses consist of employee severance, lease termination charges and related gains or losses from lease modifications, impairment of certain assets, and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to strategic initiatives and/or past acquisitions. However, we may incur these expenses in future periods in connection with any new strategic initiatives and/or acquisitions.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

With regards to the Non-GAAP outlook provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the Non-GAAP adjustment for amortization of acquisition intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, the costs, timing and financial impacts of restructuring initiatives, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2022, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in this release and in the attachments is as of November 3, 2022, and we undertake no obligation to update this information.